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                                                                    EXHIBIT 5.1

                              June 23, 1997

Harman International Industries, Incorporated
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004

  Re:  Registration Statement on Form S-3 of Harman International Industries,
       Incorporated Relating to $150,000,000   % Senior Notes due 2007

Ladies and Gentlemen:

  We have acted as counsel for Harman International Industries, Incorporated, a Delaware corporation (the "Company"), in connection with the creation and authorization of the issuance and sale of up to $150,000,000 aggregate
principal amount of   % Senior Notes due 2007 (the "Securities"), to be issued
pursuant to an Indenture (the "Indenture") to be entered into between the Company and PNC Bank, National Association, as trustee (the "Trustee").

  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, but subject to the assumptions and qualifications set forth below, we are of the opinion that:

    1. The Indenture, when duly authorized, executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company.

    2. The Securities, when duly authorized, and when duly executed, authenticated and delivered to and paid for by the purchasers thereof in accordance with the terms of such Securities, the Indenture and the Underwriting Agreement relating thereto, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

  In rendering the foregoing opinions we have assumed that (i) the definitive information, including, without limitation, the definitive terms of the Securities, remaining to be completed in the form of the Indenture relating to the Securities as filed as Exhibit 4.3 to the Registration Statement on Form S-3 filed by the Company to effect registration of the Securities under the Securities Act of 1933 (the "Registration Statement"), will be so completed and the Indenture and Securities will be duly authorized by the Board of Directors of the Company or its designee in such form with such completions, and (ii) the Underwriting Agreement will be authorized by the Board of the Company and executed and delivered by the Company and the Underwriters in substantially the form filed as Exhibit 1.1 to the Registration Statement.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company to effect registration of the Securities under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                          Very truly yours,


                                          /s/ Jones, Day, Reavis & Pogue
                                          ------------------------------
                                          Jones, Day, Reavis & Pogue